UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2003

APPLIED FILMS CORPORATION
(Exact name of Registrant as specified in its charter)

Colorado (State or Other Jurisdiction of Incorporation)	000-23103 (Commission File No.)	84-1311581 (IRS Employer Identification No.)

9586 I-25 Frontage Road, Suite 200, Longmont, Colorado (Address of Principal Executive Offices)	80504 (Zip Code)

303-774-3200
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Item 7.         Financial Statements and Exhibits.

Exhibit

     99     Press release dated October 2, 2003.

Item 9.         Regulation FD Disclosure.

On October 2, 2003, Applied Films Corporation issued a press release announcing the pricing of a follow-on offering of common stock. A copy of the press release is attached as Exhibit 99.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2003	APPLIED FILMS CORPORATION
	By	/s/ Lawrence D. Firestone Lawrence D. Firestone Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99	Press Release dated October 2, 2003.

EXHIBIT 99

9586 I-25 Frontage Rd. Longmont, CO 80504 U.S.A. Telephone 303.774.3200 Facsimile 303.678.9275

CONTACTS:	Lawrence Firestone Chief Financial Officer (303) 774-3246

FOR IMMEDIATE RELEASE

APPLIED FILMS CORPORATION ANNOUNCES
PRICING OF FOLLOW-ON
PUBLIC OFFERING OF COMMON STOCK

Longmont, Colorado (October 2, 2003) – Applied Films Corporation (Nasdaq: AFCO) announced today that its follow-on public offering of 3,000,000 shares of its common stock has been priced at $28.75 per share. All of the shares are being offered by Applied Films.

The offering was made through an underwriting syndicate led by Citigroup Global Markets Inc., as the sole bookrunning lead manager. CIBC World Markets Corp., Needham & Company, Inc. and Adams, Harkness & Hill, Inc. acted as co-managers. Applied Films has granted the underwriters an option to purchase up to 450,000 additional shares to cover over-allotments.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering of these securities is made only by means of a prospectus, copies of which may be obtained by contacting Citigroup, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, NY 11220, Telephone: (718) 765-6732.

For more information, please visit Applied Films’ web site at www.appliedfilms.com.

About Applied Films Corporation
Applied Films Corporation is a leading provider of thin film deposition equipment to diverse markets such as the flat panel display, the architectural, automotive and solar glass, and the consumer products packaging and electronics industries.

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